                                                                      Exhibit 11

                                  EXEL LIMITED

                 COMPUTATION OF EARNINGS PER ORDINARY SHARE AND
                           ORDINARY SHARE EQUIVALENT

                       (U.S. dollars in thousands except
                               per share amounts)

                                          Three Months Ended        Nine Months Ended
                                              August 31,                 August 31,
                                          1997         1996         1997         1996
                                             (Unaudited)                (Unaudited)
                                           (U.S. Dollars in thousands except per share
                                                            amounts)
(A)  Earnings per ordinary
        share and ordinary share
        equivalent -- primary:
           Weighted average
                shares outstanding...      84,378       89,026       85,356       91,890
           Average stock options
                outstanding (net of
                repurchased shares
                under the treasury
                stock method).......        1,302          816        1,117        1,045
                                       ----------   ----------   ----------   ----------

           Weighted average
                 ordinary shares and
                 ordinary share
                 equivalents
                 outstanding........       85,680       89,842       86,473       92,935
                                       ----------   ----------   ----------   ----------

           Net income:
                Actual net income...  $   206,560  $    64,545  $   526,258  $   360,620
                Assumed earnings on
                excess option                   -            -            -            -
                 proceeds...........
                                       ----------   ----------   ----------   ----------

           Adjusted net income .....  $   206,560  $    64,545  $   526,258  $   360,620
                                       ==========   ==========   ==========   ==========

           Earnings per ordinary
                share and ordinary
                share equivalent....  $      2.41  $      0.72  $      6.09  $      3.88
                                       ==========   ==========   ==========   ==========

                                          Three Months Ended        Nine Months Ended
                                              August 31,               August 31,
                                          1997          1996        1997         1996
                                             (Unaudited)               (Unaudited)
                                           (U.S. Dollars in thousands except per share
                                                            amounts)
(B)  Earnings per ordinary
       share and ordinary share
       equivalent -- assuming full
       dilution:
        Weighted average shares
          outstanding...............       84,378       89,026       85,356       91,890
        Average stock options
          outstanding (net of
          repurchased shares
          under the treasury
          stock method).............        1,368          816        1,445        1,045
                                       ----------   ----------   ----------   ----------

        Weighted average
          ordinary shares and
          ordinary share equivalents
          outstanding...............       85,746       89,842       86,801       92,935
                                       ----------   ----------   ----------   ----------

        Net income:
          Actual net income.........  $   206,560  $    64,545  $   526,258  $   360,620
          Assumed earnings on
          excess option proceeds....            -            -            -            -
                                      -----------  -----------  -----------  -----------

        Adjusted net income.........  $   206,560  $    64,545  $   526,258  $   360,620
                                      ===========  ===========  ===========  ===========
        Earnings per ordinary
          share and ordinary
          share equivalent..........  $      2.41  $      0.72  $      6.06  $      3.88
                                      ===========  ===========  ===========  ===========